                                                                     EXHIBIT 2.3


                  THIRD AMENDMENT TO LIMITED LIABILITY COMPANY
               INTEREST PURCHASE AND ASSET CONTRIBUTION AGREEMENT


         This Amendment (the "Amendment"), dated as of March 7, 2000 is made by and among Bush Hog Investors, L.L.C., a Delaware limited liability company ("Crown"), Allied Products Corporation, a Delaware corporation ("Allied"), and Bush Hog, L.L.C., a Delaware limited liability company (the "Company").

                                    RECITALS

         A. The Limited Liability Company Interest Purchase and Asset Contribution Agreement dated as of October 21, 1999, by and among Crown, Allied and the Company (the "Agreement") provides for certain title policies to be provided with specified endorsements at the Closing (as defined in the Agreement); and

         B. The title insurance company, Chicago Title Insurance Company, is unable or unwilling to provide certain of the endorsements as required under the Agreement due either to limitations imposed by state law or factual situations with respect to the property; and

         C. In order to induce Crown to consummate the transactions contemplated by the Agreement, Allied is prepared to indemnify the Company from and against any and all loss arising from the inability to obtain such endorsements on the terms and conditions hereinafter set forth.

         D. The parties also desire to set forth certain agreements regarding the calculation of the Purchase Price.

         The parties agree, for good and adequate consideration, and as an inducement to Crown to consummate the transactions contemplated under the Agreement, as follows:

         1.       INTENTIONALLY DELETED


         2. Section 8.1 is amended to add the following subparagraph (e) after subparagraph (d):

                           (e) to the extent the Company is not entitled to recover under any title insurance policy as to such matter, any encroachment of any building or fence over setback lines or property lines as shown on the survey dated November 18, 1999, prepared by the Sommerville Group Inc. regarding the Selma, Alabama property, including without limitation the downtown and Selfield Road locations.

         3. The first sentence of Section 8.4(b) amended and restated as follows:

                           (b) Allied shall not be responsible to Crown Group under Section 8.1(b) unless and until the aggregate of all Indemnifiable Damages suffered by Crown under Sections 8.1(b) and (d) exceeds $200,000 and then Allied shall be responsible to fully indemnify Crown Group for all Indemnifiable Damages in excess thereof, provided, however, that this provision shall not apply to breaches of the representations and warranties contained in Sections 2.1, 2.4, 2.5, 2.10(a) (last three sentences, but only in connection with Real property for which title insurance described in Section 4.9 has not been received by Crown as of the Closing), Section 2.14, 2.22, 2.24 and 2.30, and with respect to breaches resulting from either Allied's fraud or willful misstatements, in any such events for which Crown Group shall be fully indemnified notwithstanding the amount of Indemnifiable Damages.

         4. The Estimated Purchase Price is calculated as set forth on attached Exhibit A.

         5. The cutoff for calculation of the Purchase Price and adjustments thereto shall be as of midnight on March 7, 2000. The Purchase Price is hereby reduced by $65,000 to represent the net income of the Business for March 7, 2000.

         6. The parties acknowledge that the amount attributable to the adjustment for Closing Date Long Term Liabilities has not been agreed to by the parties as of the Closing Date.

Consequently, the figure used for Closing purposes is $465,000, which amount shall be finally determined in accordance with Section 1.5(a)(iv)(A) of the Agreement.

         7. Except as expressly amended herein, the Agreement shall remain in full force and effect as amended by a First Amendment dated December 16, 1999, and a Second Amendment dated February 10, 2000..

         IN WITNESS WHEREOF, the parties have executed this Amendment as of March 7, 2000.

                         CROWN:

                         BUSH HOG INVESTORS, L.L.C. a Delaware limited liability company

                         By: Henry Crown and Company (Not Incorporated), an Illinois limited partnership, its manager

                                  By:     /s/ David M. Arnburg
                                          --------------------
                                           Authorized Agent of General Partner

                         ALLIED:

                         ALLIED PRODUCTS CORPORATION, a Delaware
                         corporation

                         By:      /s/ Mark C. Standefer
                                  ---------------------
                                  Its: Vice President

                         COMPANY:

                         BUSH HOG, L.L.C., a Delaware limited liability company

                         By: Allied Products Corporation
                         Its;  Manager

                                  By:  /s/ Mark C. Standefer
                                       ---------------------
                                  Its:  Vice President

                                    EXHIBIT A

A.       Estimated Fixed Working Capital Adjustment:                                                      $78,273,000
                  Base Adjusted Working Capital                                                            59,022,000
                                                                                                           ----------
                                                                                                           19,251,000
                  Multiply by 80.1%                                                                           X .801
                                                                                                           ----------
                           Total Adjustment                                                               $15,420,051

B.       Base Adjusted Net Tangible Investments:                                                          $23,852,000
         Estimated Final Adjusted Net Tangible Investment                                                  22,871,000
                                                                                                           ----------
                                                                                                             (981,000)
                  Multiply by 80.1%                                                                           X .801
                                                                                                           ----------
                                                                                                             (785,781)
                  Credit 365 days @ $2,255.90                                                                 824,498
                           Total Adjustment                                                                      -0-

C.       Base Long Term Assumed Liabilities                                                                $1,411,000
         Estimated Long Term Assumed Liabilities                                                            2,580,851
                                                                                                            ---------
                                                                                                           (1,169,851)
                  Multiply by 80.1%                                                                           X .801
                                                                                                            ----------
                                                                                                          ($  937,051)



Original Purchase Price                                                                                   $112,076,141
Adjusted Working Capital                                                                                    15,420,051
Adjusted Net Tangible Investment                                                                                  -0-
Long Term Assumed Liabilities                                                                               (  937,051)
Cutoff Date Adjustment Date                                                                                  (  65,000)
                                                                                                         -------------
                                                                                                          $126,494,141
